 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Naxyris Loan and Security Agreement

On August 14, 2019, Amyris, Inc. (the “Company”), certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and, as lender, Naxyris S.A. (“Naxyris”), an existing stockholder of the Company and an investment vehicle owned by Naxos Capital Partners SCA Sicar, which is affiliated with NAXOS S.A.R.L. (Switzerland), for which director Carole Piwnica serves as director, entered into a Loan and Security Agreement (the “Naxyris Loan Agreement”) to make available to the Company a secured term loan facility in an aggregate principal amount of up to $10,435,000 (the “Naxyris Loan Facility”), which the Company borrowed in full on August 14, 2019.

Loans under the Naxyris Loan Facility have a maturity date of July 1, 2022 (the “Maturity Date”) and will accrue interest at a rate per annum equal to the greater of (i) 12% or (ii) the rate of interest payable with respect to any indebtedness of the Company plus 25 basis points, which interest will be payable monthly in arrears, provided that all interest accruing from and after August 14, 2019 through December 1, 2019 shall be due and payable on December 15, 2019.

The obligations of the Company under the Naxyris Loan Facility are (i) guaranteed by the Subsidiary Guarantors and (ii) secured by a perfected security interest in substantially all of the assets of the Company and the Subsidiary Guarantors (the “Collateral”), junior in payment priority to Foris Ventures, LLC (“Foris”) subject to certain limitations and exceptions, as well as the terms of the Intercreditor Agreement (as defined below).

Mandatory prepayments of the outstanding amounts under the Naxyris Loan Facility will be required upon the occurrence of certain events, including asset sales, a change in control, and the incurrence of additional indebtedness, subject to certain exceptions and reinvestment rights. Outstanding amounts under the Naxyris Loan Facility must also be prepaid to the extent that the Borrowing Base (as defined in the Naxyris Loan Agreement) exceeds the outstanding principal amount of the loans under the Naxyris Loan Facility. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Naxyris Loan Facility in full before the Maturity Date. Any prepayment of the loans under the Naxyris Loan Facility prior to the Maturity Date, whether pursuant to a mandatory or optional prepayment, is subject to a prepayment charge equal to one year’s interest at the then-current interest rate for the Naxyris Loan Facility. Upon the repayment of the loans under the Naxyris loan facility, whether on the Maturity Date or earlier pursuant to an optional or mandatory prepayment, the Company will pay Naxyris an end of term fee. In addition, (i) the Company will be required to pay a fee equal to 6% of any amount the Company fails to pay within three business days of its due date and (ii) any interest that is not paid when due will be added to principal and will bear compound interest at the applicable rate.

The representations, covenants, and events of default in the Naxyris Loan Agreement are customary for financing transactions of this nature. Upon the occurrence of an event of default, interest on the outstanding loans under the Naxyris Loan Facility will accrue at the standard rate plus 6%, and Naxyris may terminate the loan commitments, accelerate all outstanding loans and exercise any of its rights under the Naxyris Loan Agreement and the ancillary loan documents as a secured party, including with respect to the Collateral.

The affirmative and negative covenants in the Naxyris Loan Agreement relate to, among other items: (i) payment of taxes; (ii) financial reporting; (iii) maintenance of insurance; and (iv) limitations on indebtedness, liens, mergers, consolidations and acquisitions, transfers of assets, dividends and other distributions in respect of capital stock, investments, loans and advances, and corporate changes. The Naxyris Loan Agreement also contains financial covenants, including covenants related to minimum revenue, liquidity, and asset coverage.

The foregoing description of the Naxyris Loan Agreement is a summary and is qualified in its entirety by reference to the Naxyris Loan Agreement, which is filed hereto as Exhibit 10.1  and is incorporated herein by reference.

Foris Loan and Security Agreement Amendment and Waiver

As previously reported, the Company and the Subsidiary Guarantors are party to a Loan and Security Agreement, dated June 29, 2018, as subsequently amended on August 24, 2018, November 14, 2018, December 14, 2018 and April 4, 2019 (as amended, the “LSA”), by and among the Company, the Subsidiary Guarantors and  Foris, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of the Company’s outstanding common stock, as successor-in-interest to GACP Finance Co., LLC (“GACP”), as administrative agent and lender. The provisions of the LSA and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 2, 2018, in Note 4, “Debt” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the SEC on November 15, 2018 (the “10-Q”), in Part II, Item 5  of the 10-Q, and in Current Reports on Form 8-K filed by the Company with the SEC on December 19, 2018 , April 10, 2019  and April 17, 2019 , and all of such disclosure is incorporated herein by reference.

On August 14, 2019, the Company, the Subsidiary Guarantors and Foris entered into an Amendment No 5 and Waiver to the LSA (the “LSA Amendment and Waiver”), pursuant to which (i) the maturity date of the loans under the LSA was extended from July 1, 2021 to July 1, 2022, (ii) the interest rate for the loans under the LSA was modified from the sum of (A) the greater of (x) the prime rate as reported in the Wall Street Journal or (y) 4.75% plus (B) 9% to the greater of (A) 12% or (B) the rate of interest payable with respect to any indebtedness of the Company, (iii) the amortization of the loans under the LSA was delayed until December 16, 2019, (iv) certain accrued and future interest and agency fee payments under the LSA were delayed until December 16, 2019, (v) certain covenants under the LSA, including related definitions, were amended to provide the Company with greater operational and financial flexibility, including, without limitation, to permit the incurrence of the indebtedness under the Naxyris Loan Facility and the granting of liens with respect thereto, subject to the terms of an intercreditor agreement between Foris and Naxyris governing the respective rights of the parties with respect to, among other things, the assets securing the Naxyris Loan Agreement and the LSA (the “Intercreditor Agreement”), (vi) certain outstanding unsecured promissory notes issued by the Company to Foris on April 8, 2019, June 11, 2019, July 10, 2019 and July 26, 2019 (the terms of which were previously reported in Current Reports on Form 8-K filed by the Company with the SEC on April 11, 2019 , June 17, 2019 , July 15, 2019  and August 1, 2019 , respectively, which disclosure is incorporated herein by reference), in an aggregate principal amount of $32.5 million, as well as the Company’s contractual obligation to repay Foris $2.5 million of the purchase price paid by Foris to GACP in connection with Foris’s purchase of the outstanding loans under the LSA and all documents and assets related thereto (as previously reported in a Current Report on Form 8-K filed by the Company with the SEC on April 17, 2019 , which is incorporated herein by reference), were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such promissory notes and contractual obligation were cancelled in connection therewith, and (vii) Foris agreed to waive certain existing defaults under the LSA. After giving effect to the LSA Amendment and Waiver, there is $71.0 million aggregate principal amount of loans outstanding under the LSA.

The foregoing description of the LSA Amendment and Waiver is a summary and is qualified in its entirety by reference to the LSA Amendment and Waiver, which is filed hereto as Exhibit 10.2  and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the entry into the Naxyris Loan Agreement as described in Item 1.01 above, on August 14, 2019 the Company issued to Naxyris a warrant to purchase up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $2.87 per share, with an exercise term of two years from issuance (the “Naxyris Warrant”).

In connection with the entry into the LSA Amendment and Waiver as described in Item 1.01 above, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 1,438,829 shares of Common Stock at an exercise price of $2.87 per share, with an exercise term of two years from issuance (the “Foris Warrant”). Pursuant to the terms of the Foris Warrant, Foris may not exercise the Foris Warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit.

The Naxyris Warrant and the Foris Warrant were issued in private placements pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement, dated August 14, 2019, by and among the Company, the Subsidiary Guarantors and Naxyris S.A.
10.2	Amendment No 5 to Loan Agreement and Waiver, dated August 14, 2019, by and among the Company, the Subsidiary Guarantors and Foris Ventures, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 20, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer